UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) or 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              DIGICURVE, INC.
           (Exact name of Registrant as specified in its charter)


           Nevada                                     20-1480203
   (State of Incorporation)              (I.R.S. Employer Identification No.)


2764 Lake Sahara Drive, Suite 111
    Las Vegas, Nevada  89117                           89117
(Address of principal executive offices)             (Zip Code)

    Securities to be registered pursuant to Section 12(g) of the Act:

   Title of each class                        Name of each exchange of which
   to be so registered                        each class is to be registered

     Not applicable                                    Not applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ( )

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. (X)

Securities Act registration statement file number to which this form relates No. 333-130471

Securities to be registered pursuant to Section 12(g) of the Act:

                 COMMON STOCK, PAR VALUE $0.001 PER SHARE

                            (Title of Class)

                                  -1-

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             INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (File No. 333-130471), as filed with the Securities and Exchange Commission on December 19, 2005, as amended, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Item 2. Exhibits

   Exhibit No.                Description

      3.1                     Articles of Incorporation*
      3.2                     Bylaws*

* Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-130471) on December 19, 2005.

                             SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   DIGICURVE, INC.
                                  (Registrant)


Date: March 15, 2007               By: /s/ John Paul Erickson
                                       ----------------------
                                   Name:  John Paul Erickson
                                   Title:  President